Exhibit 99.2

PRESS RELEASE

Veritex Holdings, Inc. Announces Pricing of Common Stock Offering

DALLAS, March 3, 2022 - Veritex Holdings, Inc. (Nasdaq: VBTX) (“Veritex” or the “Company”), the parent holding company of Veritex Community Bank, announced the pricing of an underwritten public offering of 3,947,369 shares of its common stock at a price to the public of $38.00 per share, for gross proceeds of approximately $150 million. The net proceeds to the Company, after deducting the underwriting discounts but before deducting the estimated offering expenses payable by the Company, are expected to be approximately $141.8 million. The Company has granted the underwriters a 30-day option to purchase up to an additional 592,105 shares of Company common stock at the public offering price, less the underwriting discount.

Keefe, Bruyette & Woods, A Stifel Company and Goldman Sachs & Co. LLC are serving as the joint book-running managers for the offering, and Raymond James & Associates, Inc. is acting as passive book-running manager.

The Company intends to use the net proceeds of this offering for general corporate purposes and to support its continued growth, including investments in Veritex Community Bank and future strategic acquisitions.

The Company expects to close the offering, subject to customary conditions, on or about March 8, 2022.

Additional Information Regarding the Offering

The offering of the common stock is being made pursuant to an effective shelf registration statement (File No. 333-250203) filed by the Company with the Securities and Exchange Commission (“SEC”) on November 19, 2020, and only by means of a prospectus supplement and accompanying prospectus. A preliminary prospectus supplement has been filed with the SEC to which this communication relates. Prospective investors should read the preliminary prospectus supplement and the accompanying prospectus and other documents the Company has filed with the SEC for more complete information about the Company and the offering. These documents are available at no charge by visiting the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement, the prospectus supplement and the accompanying prospectus related to the offering may be obtained by contacting: Keefe, Bruyette & Woods, A Stifel Company by telephone at (800) 966-1559 or by e-mail at USCapitalMarkets@kbw.com, or Goldman Sachs & Co. LLC by telephone at (866) 471-2526 or by e-mail at prospectus-ny@ny.email.gs.com.

No Offer or Solicitation

This press release does not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation or an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Veritex Holdings, Inc.

Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly-owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System.

Special Note Concerning Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the impact of certain changes in Veritex’s accounting policies, standards and interpretation, the effects of the COVID-19 pandemic and actions taken in response thereto, Veritex’s business and growth strategy, projected plans and objectives. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2021 and any updates to those risk factors set forth in Veritex’s Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

Source: Veritex Holdings, Inc

Investor Relations:

972-349-6132
investorrelations@veritexbank.com

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